Exhibit 99.1

NEWS RELEASE

Contact:	Brian Begley
Vice President - Investor Relations
(877) 280-2857
(215) 405-2718 (fax)

ATLAS RESOURCE PARTNERS, L.P. ANNOUNCES COMPLETION OF

BARNETT SHALE ASSET ACQUISITION

PHILADELPHIA, PA – April 30, 2012 – Atlas Resource Partners, L.P. (NYSE: ARP) announces the completion of its acquisition of approximately 277 bcfe of proved reserves, including undeveloped drilling locations, in the Barnett Shale in Texas from Carrizo Oil & Gas (NASD: CRZO). The total consideration for the transaction was approximately $190 million, subject to final post-closing adjustments, funded by a private placement of approximately $120 million of common units and approximately $70 million borrowed against ARP’s revolving credit facility. Concurrent with the closing of the transaction, ARP received authorization from its lending group to expand the capacity on its revolving credit line to a borrowing base of $250 million.

Citigroup acted as financial advisor and sole placement agent in connection with the private placement on the transaction, and Jones Day and Ledgewood acted as legal advisors on the transaction.

An investor presentation which provides details on the Barnett Shale transaction is available on the company’s website, www.atlasresourcepartners.com, in the Investor Relations section under the Presentations menu.

The securities offered in the private placement will not be and have not yet been registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.

Management does not forecast certain items, including GAAP revenues, depreciation, amortization, and non-cash changes in derivatives, and therefore is unable to provide forecasted Net Income, a comparable GAAP measure, for the periods presented. The reconciling items between these non-GAAP measures and Net Income are expected to be similar to those for the current periods presented and are not expected to be significant to ARP’s cash flows.

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Atlas Resource Partners, L.P. (NYSE: ARP) is an exploration & production master limited partnership which owns an interest in over 8,600 producing natural gas and oil wells, representing approximately 450 Bcfe of net proved reserves, primarily in Appalachia and the Barnett Shale in Texas. ARP is also the largest sponsor of natural gas and oil investment partnerships in the U.S. For more information, please visit our website at www.atlasresourcepartners.com, or contact Investor Relations at InvestorRelations@atlasenergy.com.

Atlas Energy, L.P. (NYSE: ATLS) is a master limited partnership which owns all of the general partner interest, all the incentive distribution rights and approximately 64% of the limited partner interests in its upstream oil & gas subsidiary, Atlas Resource Partners, L.P. Additionally, Atlas Energy owns and operates the general partner of its midstream oil & gas subsidiary, Atlas Pipeline Partners, L.P., through all of the general partner interest, all the incentive distribution rights and an approximate 11% limited partner interest. For more information, please visit our website at www.atlasenergy.com, or contact Investor Relations at InvestorRelations@atlasenergy.com.

Cautionary Note Regarding Forward-Looking Statements

This document contains forward-looking statements that involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements. ATLS and Atlas Resource Partners caution readers that any forward-looking information is not a guarantee of future performance. Such forward-looking statements include, but are not limited to, statements about future financial and operating results, resource potential, ATLS’ and Atlas Resource Partners’ plans, objectives, expectations and intentions and other statements that are not historical facts. Risks, assumptions and uncertainties that could cause actual results to materially differ from the forward-looking statements include, but are not limited to, the expected financial results of Atlas Resource Partners, which is dependent on future events or developments; assumptions and uncertainties associated with general economic and business conditions; changes in commodity prices; changes in the costs and results of drilling operations; uncertainties about estimates of reserves and resource potential; inability to obtain capital needed for operations; ATLS’ and Atlas Resource Partners’ level of indebtedness; changes in government environmental policies and other environmental risks; the availability of drilling equipment and the timing of production; and tax consequences of business transactions. In addition, ATLS and Atlas Resource Partners are subject to additional risks, assumptions and uncertainties detailed from time to time in the reports filed by ATLS and Atlas Resource Partners with the U.S. Securities and Exchange Commission, including the risks, assumptions and uncertainties described in their quarterly reports on Form 10-Q, reports on Form 8-K and annual reports on Form 10-K. Forward-looking statements speak only as of the date hereof, and neither ATLS nor Atlas Resource Partners assumes any obligation to update such statements, except as may be required by applicable law.